Exhibit 5.1

THOMPSON & KNIGHT LLP

ATTORNEYS AND COUNSELORS THREE ALLEN CENTER 333 CLAY STREET • SUITE 3300 HOUSTON, TEXAS 77002-4499 (713) 654-8111 FAX (713) 654-1871 www.tklaw.com August 1, 2012	AUSTIN DALLAS DETROIT FORT WORTH HOUSTON NEW YORK ___________ ALGIERS LONDON MONTERREY PARIS

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

Re:	Halcón Resources Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Halcón Resources Corporation, a Delaware corporation (the “Company”), with respect to the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, in connection with the proposed sale of up to 1,184,966 aggregate shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, by certain stockholders of the Company (the “Selling Stockholders”). The Shares are proposed to be sold by the Selling Stockholders in the manner set forth under the caption “Plan of Distribution” in the prospectus constituting Part I of the Registration Statement (the “Prospectus”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

The Shares are issuable upon the exercise by the Selling Stockholders of outstanding warrants, the form of which is attached as Exhibit 2.1 to the Registration Statement (each, a “Warrant”), assumed by the Company pursuant to the Agreement and Plan of Merger dated April 24, 2012 (as amended, the “Merger Agreement”) among the Company, Leopard Sub I, Inc., Leopard Sub II, LLC, and GeoResources, Inc.

In connection with the opinion expressed herein, we have examined original counterparts or copies of original counterparts of: (i) the Merger Agreement; (ii) the form of Warrant; (iii) the Registration Statement and (iv) the Prospectus. We have also examined originals and copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinion expressed below.

In connection with this opinion, we have assumed:

(i) the genuineness of all signatures;

(ii) the authenticity of the originals of the documents submitted to us.

(ii) the conformity to authentic originals of any documents submitted to us as copies.

(iii) as to matters of fact, the truthfulness of the representations and statements made in certificates of public officials and officers or other representatives of the Company.

Halcón Resources Corporation

August 1, 2012

(iv) the Shares issuable upon exercise of the Warrants as described in the Registration Statement will be duly authorized for issuance upon such exercise.

(v) that, at the time of the issuance of the Shares in connection with the exercise of the Warrants, (A) the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall be effective under the Securities Act, (B) the Prospectus shall have been prepared and filed with the Commission describing the Shares and (C) the Shares shall have been sold in the manner set forth under the caption “Plan of Distribution” in the Prospectus constituting Part I of the Registration Statement.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued, delivered and paid for as provided in the Warrant as in effect on the date hereof, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Delaware General Corporation Act (including all applicable provisions of the constitution of such jurisdiction and reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.

We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Respectfully submitted,

/s/ Thompson & Knight LLP